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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Osteotech, Inc. and Subsidiaries
Eatontown, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-88008) and Form S-8 (File Nos. 33-44547, 33-82782, 333-43024, 333-42383 and 33-101571) of Osteotech, Inc. and
Subsidiaries (the "Company") of our reports dated March 24, 2006 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of the Company's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Woodbridge, New Jersey
March 31, 2006